Deed of Retirement
Eric Ford (Mr. Ford)

Peabody Energy Australia Coal Pty Limited (PEAC)

Deed of Retirement

Details    3

1.    Defined terms & interpretation    4
1.1    Defined terms    4

2.    Retirement    4

3.    Resignation from all directorships    4

4.    Retirement benefits    4
4.1    Payment of accrued entitlements    4
4.2    Payment of prior accrued benefits    5
4.3    Payment of bonus    5
4.4    Tax and approvals    5

5.    Long term incentive awards    5
5.1    Continuation of Existing Grants    5
5.2    Mr Ford to ensure compliance    5

6.    Pension    5

7.    Termination of Employment Contract    6
7.1    Termination    6
7.2    Continuance of Terms    6

8.    Release and discharge    6
8.1    Release by Mr Ford    6
8.2    Release by PEAC    6

9.    Future assistance    6

10.    Legal advice    7

11.    Costs    7

12.    General    7
12.1    Entire agreement    7
12.2    Counterparts    7
12.3    Severability    7
12.4    Applicable law    7

Schedule 1 - Signing page    8

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Deed of Retirement | page 2

Details

Parties

Name	Eric Ford
Short form name	Mr Ford
Address details

Name	Peabody Energy Australia Coal Pty Limited ACN 001 401 663
Short form name	PEAC
Address details	100 Melbourne Street, Brisbane QLD 4101

Background

A	Mr Ford has worked as a senior executive for PEAC and other companies within the Peabody
Energy Group (Employment).

B	Mr Ford is currently employed by PEAC pursuant to an Employment Contract with an initial term commencing on 1 April 2012 and expiring on 31 March 2014 (Employment Contract).

C	Mr Ford has advised PEAC that he will retire (Retirement) from his Employment on 31 January
2014 (Retirement Date).

D
It is contemplated that Mr Ford and PEAC will enter into a Consultancy Agreement (Consultancy Agreement) pursuant to which Mr Ford will provide consultancy services to the Peabody Energy Group between 1 February 2014 and 31 December 2014.

E	Mr Ford and PEAC have agreed to enter into this Deed of Retirement (Deed) to finalise all issues relating to Mr Ford's Retirement.

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Deed of Retirement | page 3

Agreed terms

1.    Defined terms & interpretation

1.1    Defined terms
In this Deed:

Beneficiaries means each of the Peabody Energy Group Members and each of their current and former directors, officers and employees.

Peabody Energy Group means Peabody Energy Corporation (PEC), PEAC and their Related
Bodies Corporate and Group Member means any member of the Peabody Energy Group.

Liability includes any liability of any kind arising out of or related to the Employment, the
Employment Contract or the Retirement.

Mr Ford includes the successors, assignees and estate executors or administrators of Mr Ford.

PEAC includes the successors and assignees of PEAC.

Peabody Sourced Income means income received by Mr Ford sourced from any Peabody Energy company including remuneration as an employee, income received from consultancy services and the payment of bonuses and other deferred benefits (including those payable pursuant to clause 4 of this Deed) but excludes any income received by Mr Ford from the sale of Peabody shares at any time.

Related Bodies Corporate means a company which is a related body corporate of PEC of PEAC within the meaning of that term in the Corporations Act 2001 and includes the successors and assignees of each Related Body Corporate.
2.    Retirement

Mr Ford will retire from his Employment with PEAC and from any other role he has with any member of the Peabody Energy Group on 31 January 2014 and has formally advised PEAC in writing of his retirement.
3.    Resignation from all directorships
Mr Ford will resign all of his directorships of any company within the Peabody Energy Group effective 31 January 2014. Mr Ford will provide any written notice required to comply with this requirement.
4.    Retirement benefits

4.1    Payment of accrued entitlements
On or immediately after 31 January 2014, PEAC will pay to Mr Ford:

(a)    Any amount of Base Salary (as defined in the Employment Contract) due to Mr Ford up to
31 January 2014;

(b)	Payment in respect of accrued but unused annual leave and long service leave entitlements as at 31 January 2014;

(c)    Payment in respect of business expenses properly incurred by Mr Ford up to 31 January
2014 and properly submitted for reimbursement .

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Deed of Retirement | page 4

4.2    Payment of prior accrued benefits
On or immediately prior to the date which is six months after the date the Consultancy Agreement expires or is terminated , PEAC will pay to Mr Ford an amount of US$800,000 as a payment due pursuant to clause 13.2(c) of the Employment Contract. Because it is contemplated that Mr Ford will continue to provide services to the Peabody Energy Group pursuant to the Consultancy Agreement, he will continue to be subject to the requirements of the U.S. Internal Revenue Code in respect of separation payments until the Consultancy ends, presently contemplated to occur on
31 December 2014.

4.3    Payment of bonus
In accordance with clause 13.3 of the Employment Contract, PEAC will pay to Mr Ford:

(a)	On or immediately after 15 March 2014 - the bonus earned by Mr Ford for the calendar year ending 31 December 2013 (2013 Bonus).

(b)	On or immediately after 15 March 2015 - the pro rated bonus (based on one twelfth of the full year bonus) earned by Mr Ford for the calendar year ending 31 December 2014 (2014
Bonus).
4.4    Tax and approvals
All payments pursuant to this Deed will be made:
(a)    With a deduction of applicable tax; and

(b)	Subject to the granting of any approvals required under the Corporations Act 2001 or other legislation.

5.    Long term incentive awards

5.1    Continuation of Existing Grants
Mr Ford will remain entitled to existing grants made to him under the PEC Long Term Equity Incentive Plan (LTI Plan) in accordance with the terms of each separate grant agreement subject to the following:

(a)
Pursuant to an approval of the Compensation Committee of the PEC Board of Directors, Restricted Shares granted to Mr Ford under a grant dated 26 October 2011 which have not vested as at 31 January 2014 will vest in accordance with the terms of the Amendment to Restricted Stock Award Agreement dated on or about 31 October 2013 by and between PEC and Mr Ford.

(b)	In accordance with the terms of all other grants, all unvested stock options and performance units will lapse effective 31 January 2014 as a consequence of Mr Ford's Retirement.

5.2    Mr Ford to ensure compliance
Mr Ford will be responsible for ensuring that any dealing in shares which he owns or receives as a result of a grant under the LTI Plan are fully compliant with all reporting, procedural, administrative and other regulatory requirements which apply in respect of the dealings.

6.    Pension

Nothing in this Deed will affect Mr Ford's rights or entitlement under any pension, superannuation or retirement fund or plan which he has in respect of his Employment at any time within the Peabody Energy Group.

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Deed of Retirement | page 5

7.    Termination of Employment Contract

7.1    Termination
The Employment Contract will terminate by mutual agreement on 31 January 2014, as a consequence of Mr Ford's Retirement.

7.2    Continuance of Terms
Clauses 11 (intellectual property rights), clause 16 (tax return preparation limited to its application for any financial year in which Mr Ford receives Peabody Sourced Income) and clause 17 (non disclosure of confidential information, non competition and non solicitation) of the Employment Contract will continue to apply in accordance with their terms, on the basis that the Term of the Employment Contract will be deemed to have expired on 31 January 2014.

8.    Release and discharge

8.1    Release by Mr Ford

(a)
In consideration of PEAC's entry into this Deed, Mr Ford releases, discharges and indemnifies PEAC and all Beneficiaries from and against all Liability, howsoever and whenever arising other than claims made under the Workers Compensation and Rehabilitation Act 2003 (Qld ) (Mr Ford's Release).

(b)
Mr Ford undertakes not to make or pursue any action or claim of any kind against PEAC or any Beneficiary, in any court, commission or tribunal, relating to matters which are the subject of Mr Ford's Release.

8.2    Release by PEAC

(a)	In consideration of Mr Ford's entry into this Deed and subject to the continuing existence and enforceability of certain terms of his Employment Contract in accordance with clause
7.2, PEAC releases, discharges and indemnifies Mr Ford from and against all Liability, howsoever and whenever arising, except for liability arising as a result of fraud or any breach of clauses 11, 16 or 17 of the Employment Contract (PEAC's Release).

(b) PEAC undertakes not to make or pursue any action or claim of any kind against Mr Ford in any court, commission or tribunal, relating to matters which are the subject of PEAC's Release.

9.    Future assistance

Mr Ford will make himself reasonably available, on reasonable terms as to compensation, to provide support including advice, information or assistance to PEAC or other members of the Peabody Energy Group if, after his Retirement, disputes, litigation, investigations or other circumstances arise where his information or other support is required.
Examples of support which might be required to be provided pursuant to this clause include:

(a)    Information, including the provision of a written statement about matters within his knowledge;
(b)    Support in litigation, including giving evidence on a voluntary basis as required;

(c)    Assistance in identifying relevant sources of information in relation to identified circumstances.

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Deed of Retirement | page 6

10.    Legal advice

Mr Ford acknowledges that he has obtained, or has had the opportunity to obtain, independent legal advice in relation to the terms and conditions outlined in this Deed and that the Deed is signed voluntarily after consideration of that advice.

11.    Costs

PEAC and Mr Ford bear their own costs of and incidental to the preparation and execution of this
Deed.

12.    General

12.1    Entire agreement
This Deed:

(a)    constitutes the entire agreement between the parties as to its subject matter; and

(b) in relation to that subject matter, supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

12.2    Counterparts
This Deed may be executed in counterparts and, if so, together all counterparts make a single
Deed.

12.3    Severability
Part or all of any clause of this Deed that is illegal or unenforceable will be severed from this
Deed and the remaining provisions of this Deed continue in force.

12.4    Applicable law
This Deed is governed by the law applicable in Queensland and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of Queensland.

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Deed of Retirement | page 7

Schedule 1- Signing page

EXECUTED as a deed.

SIGNED SEALED AND DELIVERED by	)
ERIC FORD in the presence of:	)	/s/ Eric Ford
	)	Eric Ford

October 31, 2013
Date
/s/ Sharon Fiehler
Signature of Witness

Sharon Fiehler
Name of Witness (print)

SIGNED SEALED AND DELIVERED by	)
Gregory H. Boyce in the presence of:	)	/s/ Gregory H. Boyce
	)	Gregory H. Boyce
Chairman and CEO, Peabody Energy Corp.

October 31, 2013
Date
/s/ Denise M. Hipp
Signature of Witness

Denise M. Hipp
Name of Witness (print)

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Deed of Retirement | page 8